SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

OMNICOM GROUP INC. (Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)

1-10551 (Commission File Number)	13-1514814 (I.R.S. Employer Identification No.)

437 Madison Avenue, New York, New York 10022 (Address of Principal Executive Offices) (Zip Code)

(212) 415-3600 (Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Earnings release dated April 29, 2003.

99.2 Investor presentation materials dated April 29, 2003.

Item 9. Regulation FD Disclosure.

In accordance with the interim guidance set forth in Release Nos. 33-8216 and 34-47583 issued by the Securities and Exchange Commission on March 27, 2003, the following information (including the exhibits hereto) which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is being furnished under “Item 9. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On April 29, 2003, Omnicom issued an earnings release reporting its financial results for the fiscal quarter ended March 31, 2003. A copy of this earnings release is attached as Exhibit 99.1 hereto. Following the issuance of this earnings release, Omnicom hosted an earnings call in which its financial results for the fiscal quarter ended March 31, 2003 were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

On April 29, 2003, Omnicom posted the materials attached as Exhibits 99.1 and 99.2 on its web site (www.omnicomgroup.com).

As discussed on page 1 of Exhibit 99.2, the investor presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in Omnicom’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

The filing of this Report and the furnishing of this information pursuant to Items 9 and 12 (including the investor presentation) do not mean that such information is material or that disclosure of such information is required.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By:	/s/ Philip J. Angelastro Philip J. Angelastro Senior Vice President Finance and Controller

Date: April 29, 2003